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                            UNANIMOUS WRITTEN CONSENT
                            OF THE BOARD OF DIRECTORS
                                       OF
                                 MEDIFAST, INC.

The undersigned, being all of the members of the Board of Directors of Medifast, Inc. (the "Corporation"), pursuant to the General Corporation Law of the State of Delaware and the by-laws of the Corporation, do hereby adopt the following resolutions:


         RESOLVED, that the securities registration statement on Form S-3 (the "Registration Statement"), a substantially final form of which is attached hereto as Exhibit-A, be, and hereby is, approved for filing with the Securities and Exchange Commission (the "Commission") for and on behalf of Mainfield Enterprises, Inc. and Portside Growth & Opportunity Fund (collectively, the "Selling Stockholders") covering all of the shares issued or issuable upon exercise of any warrants (collectively, the "Registrable Securities") pursuant to that certain Securities Purchase Agreement (the "Agreement") entered into by and between the Corporation and the Selling Stockholders as of July 24, 2003; and further


         RESOLVED, that in accordance with the Securities Act of 1933, as amended (the "Act"), each of Bradley T. MacDonald, Chairman and Chief Executive Officer, and Michael S. McDevitt, Controller, is hereby authorized, empowered and directed to file the Registration Statement for and on behalf of the Corporation, at the Corporation's sole expense, and to do any and all such acts and things, and to make, execute, deliver, file and record any and all additions and amendments to the Registration Statement, including post-effective amendments, exhibits, consents, instruments, papers and documents with the Commission, the securities regulatory authority of any state, or the American Stock Exchange, which shall be or become necessary, proper or convenient to cause the Registrable Securities to be registered and freely tradable under the Act, applicable state securities laws and the American Stock Exchange, respectively; and further


         RESOLVED, that each of the undersigned, acting in their respective capacities as a member of the Board, and in compliance with the Act, hereby appoint and constitute Bradley T. MacDonald and Michael S. McDevitt as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him/her and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing


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         requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof; and further


         RESOLVED, that an executed copy of this Unanimous Written Consent may be filed with the Registration Statement if required under the Act or by the Commission.


This Unanimous Written Consent shall be filed in the minute book of the Corporation and become a part of the corporate records of the Corporation. A facsimile shall be deemed an original. This Unanimous Written Consent may be executed in counterparts.



                      [The Next Page is the Signature Page]



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IN WITNESS WHEREOF, each of the undersigned has signed this Unanimous Written
Consent of the Board as of August 21, 2003.

                                               /s/ Bradley T. MacDonald
                                               ------------------------
                                               Bradley T. MacDonald

                                               /s/ Scott Zoin
                                               ------------------
                                               Scott Zion

                                               /s/ Michael C. MacDonald
                                               ------------------------
                                               Michael C. MacDonald

                                               /s/ Rev. Donald S. Reilly
                                               ----------------------------
                                               Rev. Donald S. Reilly, O.S.A.

                                               /s/ Mary Tavis
                                               ------------------
                                               Mary Tavis

                                               /s/ Michael J. McDevitt
                                               -----------------------
                                               Michael J. McDevitt


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                                    EXHIBIT-A

                             REGISTRATION STATEMENT

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